Exhibit 23.1

Consent of PKF Witt Mares, PLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Commonwealth Bankshares, Inc. Dividend Reinvestment and Stock Purchase Plan Prospectus dated February 28, 2005, on Form S-3 of our Auditor’s Report included in the Commonwealth Bankshares, Inc. Form 10-K for the year ended December 31, 2003.

We hereby further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia
February 28, 2005